FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E0253172016-6
FVAguilar	Filing Number 20233370853
Secretary of State State Of Nevada	Filed On 07/25/2023 22:56:53 PM
	Number of Pages 3

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information	Name of entity as on file with the Nevada Secretary of State : **Campbell International Holding Corp.** Entity or Nevada Business Identification Number (NVID) : **NV20161330139**
2. Restated or Amended and Restated Articles (Select one): (If amending and restating only, complete section 1, 2 and 6.)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of amendment filing being completed: (Select only one box): (If amending, complete section 1,3,5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☑ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:
	☐ Officer"s Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective date and Time: (Optional)	Date: 07/25/2023 Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☑ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted ☑ Other. The articles have been amended as follows: (provide article numbers, if available) **Entity Name: Cambell International Holding Corp.** **Other Articles: Article 1 has been deleted in its entirety and replaced with 1. Name of Corporation: CAMBELL INTERNATIONAL HOLDING CORP.** (attach additional page(s) if necessary)
6. Signature: (Required)	X **Henry Schlueter** — Signature of Officer, Incorporator or Authorized Signer **Officer** — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

STATE OF NEVADA
CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
BITMIS CORP.

BITMIS CORP. (the "Corporation") a corporation organized and existing under and by virtue of the Laws of the State of Nevada, DOES HEREBY CERTIFY:

FIRST: Pursuant to Unanimous Written Consent of sole member of the Board of Directors of the Corporation effective as of July 19, 2023, the following amendment to the Articles of Incorporation of the Corporation was approved:

Article "1" of the Certificate of Incorporation is deleted and amended to read in its entirety as follows:

1. Name of Corporation: CAMBELL INTERNATIONAL HOLDING CORP.

SECOND: That the foregoing amendment has been consented to and authorized by the holders of a majority of the issued and outstanding shares of Preferred Stock and Common Stock of the Corporation entitled to vote by written consent in lieu of meeting in accordance with NRS 78.320 effective as of July 19, 2023. The total number of shares of the Corporation's Common Stock issued outstanding and entitled to vote upon the amendment was 10,000,000 shares of Preferred Stock, issued, outstanding, and entitled to vote, and 7,250,750 shares of Common Stock issued, outstanding, and entitled to vote, with 10,406,400 shares consenting to the Amendment or approximately 60.3% of the shares issued, outstanding, and entitled to vote.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of NRS 78.390.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed effective as of this 25th day of July 2023.

By its Assistant Secretary:

Henry F. Schlueter

Henry F. Schlueter, Assistant Secretary